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                                                                   EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of August 26, 1996 by and between CyberMedia, Inc., a California corporation (the "Company") and __________________ ("Employee").

        A. The Board believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company for the benefit of its shareholders.

        B. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment if without Cause which provides the Employee with enhanced financial security and provides sufficient incentive and encouragement to the Employee to remain with the Company.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

        1.     Termination Without Cause.

               (i) In the event the employment of any Employee is terminated by the Company without Cause at any time, all unvested portion of all stock options (together, the "Unvested Options") held by the Employee under the Company's stock option plans shall automatically be accelerated and the Employee or the Employee's representative, as the case may be, shall have the right to exercise all or any portion of such stock option so vested, in addition to any portion of the option vested prior to such acceleration. The vesting of Unvested Options with the lowest exercise price shall accelerate first and then the vesting of the remaining Unvested Options shall accelerate in chronological order as to the next lowest exercise price. In all other respects, the Employee's options shall remain subject to the terms and conditions of the Employee's options under their respective stock option agreements and the Company's stock option plans.

               (ii) No payments shall be made to the Employee and options shall not continue to vest after termination of employment with the Company if such employment is terminated with cause or if Employee voluntarily terminates his employment. Death or permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, shall be deemed an involuntary termination without cause.

        2. Definition of Cause. For purposes of paragraph 1 above, "Cause" shall mean (i) the willful failure by the Employee to substantially perform his or her duties within ten (10) days after written demand for substantial improvement in performance is delivered to the Employee by the Board of Directors which specifically identifies the manner in which the Board of Directors believes that the Employee has not substantially performed his or her duties, (ii) the Employee's failure (in a material respect) to follow reasonable policies or directives established by the Board of Directors within ten (10) days after written notice to the Employee by the Board of Directors that the Employee is not following such policies or directives, (iii) bad faith conduct by the Employee that is detrimental
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to the Company, or (iv) the conviction of the Employee of any crime involving the property or business of the Company. No act, or failure to act, by the Employee shall be considered "willful" unless committed without a good faith reasonable belief that the act or omission was in the Company's best interest. In the event a Employee is terminated for failure to relocate more than 35 miles from his or her current place of employment, such termination shall be deemed termination without Cause.

        3.     Miscellaneous.

               (a) If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

               (b) Employee shall not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the Company.

               (c) Any notice or communication required or permitted under this Agreement shall be made in writing and delivered personally to the other party or sent by certified or registered mail, return receipt requested and postage prepaid.

               (d) This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter of this Agreement. This Agreement may not be changed or modified, except by an agreement in writing executed by the Company and by Employee.

               (e) The waiver of a breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

               (f) This Agreement shall be governed by the internal laws of the State of California as applied to agreements made and performed in California by residents of California.

               (g) All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

               (h) This Agreement may be executed in counterparts, each of which shall constitute one and the same Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


CYBERMEDIA, INC.                                   EMPLOYEE

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